EXHIBIT 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13G (including any and all amendments thereto) with respect to the ordinary shares, with no par value per share (including ordinary shares underlying American Depositary Shares, or ADSs, each representing one ordinary share) of Harmony Gold Mining Company Limited and further agree to the filing of this agreement as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13G.

Date: September 22, 2022

Giovanni Agnelli B.V.

By	/s/ Enrico Vellano
Name:	Enrico Vellano
Title:	Authorized Signatory

Exor N.V.

By	/s/ Enrico Vellano
Name:	Enrico Vellano
Title:	Chief Financial Officer

Exor Investments Limited

By	/s/ Enrico Vellano
Name:	Enrico Vellano
Title:	Director

Exor Capital LLP

By	/s/ Enrico Vellano
Name:	Enrico Vellano
Title:	Co-CEO